Exhibit 99.1

USA Rare Earth Completes Combination with Serra Verde Group

Combines Serra Verde’s world-class upstream heavy-rare earth operation with USA Rare Earth’s processing, metallization, and magnet-making capabilities

Creates one of the only fully integrated rare earth and permanent magnet platforms outside Asia

Industry veterans Sir Mick Davis and Thras Moraitis join the USA Rare Earth Board

Stillwater, Okla. and Goiás, Brazil – September 4, 2026 – USA Rare Earth (Nasdaq: USAR) (“USAR”, “USA Rare Earth”, or the “Company”) today announced the completion of its combination with Serra Verde Group (“Serra Verde”) on September 3, 2026,  creating a global rare earths leader and a partner of choice for the supply of advanced materials and products that underpin Western national security and technological innovation.

Serra Verde is the only scaled producer of all four magnetic and other critical heavy rare earth elements outside Asia. Its mining and processing operation in Goiás, Brazil began production in January 2024 and is currently completing an advanced-stage optimization and commissioning program, with ramp-up expected in the third quarter of 2026. The first stage of this program is expected to reach a run-rate of approximately 4,000 tons per annum (tpa) of total rare earth oxide (TREO) production by the end of 2026. Construction is underway on the second stage of the expansion, targeting average production of 6,400 tpa of TREO, with commissioning expected to begin within 12 months. Longer term, Serra Verde has the potential to double run of mine (ROM) production through a Phase 2 expansion.

Serra Verde joins USA Rare Earth’s existing and planned upstream, midstream and downstream assets in the United States, the United Kingdom and France to create a fully integrated rare earths platform positioned to deliver a reliable supply chain of vital rare earth elements and derivative products aimed at meeting commercial and public sector demand at each stage of the value chain.

Michael Blitzer, Executive Chairman of USA Rare Earth, stated: “Demand for rare earths and permanent magnets is accelerating globally due to demand from rapidly growing forward-facing technologies such as renewable energy, physical AI, semiconductors, aerospace and defense applications. At the same time, supply outside Asia remains weak as new sources, especially of heavy rare earths, take time to develop and produce. Over the past years we have assembled, built and integrated the key assets and capabilities at each step of the value chain, thereby positioning USA Rare Earth at the epicenter of that shift, building the affordable, dependable, and resilient supply chains of essential rare earth materials that underpin economic competitiveness and national security. With the Serra Verde combination complete, our focus now turns to execution, integrating operations, and moving efficiently toward steady-state and reliable supply. To this end, I’m confident we have the right team and platform to play a key role in meeting the needs of the crucial industries which depend on our products.”

Barbara Humpton, Chief Executive Officer of USA Rare Earth, stated: “Today marks a significant milestone for USA Rare Earth, and I am pleased to welcome the Serra Verde team to our platform. They are an exceptionally talented group that has built one of the most strategically important upstream operations in the critical minerals industry. Our teams have spent months preparing for this combination, and we are ready to move forward as one company with a clear focus on integration and execution. Together, we have the assets, the expertise, and the global footprint to manage the full rare earth value chain from the earth to the finished magnet and beyond, providing customers with a secure and resilient source of supply.”

As previously announced, Thras Moraitis, formerly Chief Executive Officer of Serra Verde, has been appointed President of USA Rare Earth and is joining its Board of Directors. On October 1, 2026, Barbara Humpton will retire as CEO of USA Rare Earth and Mr. Moraitis will succeed her and lead the combined company. Sir Mick Davis, Chairman of Serra Verde and former CEO of Xstrata plc, is also joining the USA Rare Earth Board.

Thras Moraitis, President of USA Rare Earth, stated: “For our team in Brazil, this combination is the culmination of a 15-year journey to build a scaled, sustainable source of the vital rare earth materials that power the technologies of the future. The combination with USA Rare Earth accelerates our ambition to ensure our heavy rare earth elements reach end-use customers in the form of advanced materials, including permanent magnets, thereby becoming an important link in an integrated supply chain. Together, we are positioned to supply critical materials that shape our society’s future by promoting the prosperity of global industries whose ambitions would otherwise be constrained by a lack of reliable supply. I look forward to delivering on that promise for our shareholders, customers, employees, governments and communities across Brazil, the United States, the UK and France.”

Advisors

Moelis & Company LLC is acting as exclusive financial advisor and Latham & Watkins LLP is acting as legal counsel for USA Rare Earth. Goldman Sachs & Co. LLC is acting as exclusive financial advisor and White & Case LLP is acting as legal counsel for Serra Verde. Allen Overy Shearman Sterling US LLP is acting as legal counsel for the shareholders of Serra Verde.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, Brazil and the United Kingdom. Through its ownership of Less Common Metals (LCM), one of the world’s leading producers of rare earth metals and alloys, its development of magnet manufacturing capacity in Stillwater, Oklahoma, the Pela Ema mine in Brazil and the Round Top deposit in Texas, USA Rare Earth operates across the entire value chain from mining to metal-making, alloy production and neodymium magnet manufacturing. USA Rare Earth is establishing a secure, Western-aligned supply of materials essential to the aerospace and defense, semiconductor, energy, data center, physical AI, mobility, healthcare and industrial sectors.

For more information, visit www.usare.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those relating to the timing of and expected TREO production resulting from the optimization and commissioning program at the Pela Ema facility, the expected ROM production through a Phase 2 expansion at the Pela Ema facility, the expected benefits of USA Rare Earth’s combination with Serra Verde and other statements regarding the combined company’s expectations for future development, operations, strategies, transactions and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “growth,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “propose,” “should,” “target,” “vision,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to risks and uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from our expectations, including without limitation: risks that we may not realize the anticipated benefits of USA Rare Earth’s combination with Serra Verde or our proposed and prior acquisitions, including expected synergies, financial performance, estimated earnings before interest, taxes, depreciation and amortization and, in the case of Serra Verde, integration of operations, on the anticipated timeline or at all; potential delays in the optimization and commissioning program and the Phase II expansion at the Pela Ema facility; political, economic, regulatory, tax, currency and other risks associated with Serra Verde’s operations in Brazil and Switzerland; physical climate risks related to the Pela Ema mine; the assumption of substantial indebtedness under Serra Verde’s Retained Finance Agreement, which contains restrictive covenants and other requirements that could adversely affect the combined company’s financial flexibility and operations; risks that the Offtake Agreement is terminated or ceases to be in full force and effect or that the counterparty to the Offtake Agreement is insufficiently capitalized, including as a result of a failure to finalize definitive debt financing arrangements within the timeframes contemplated by the Offtake Agreement; risks that the proposed transaction with Carester SAS may not be consummated on its anticipated timeline or at all; the ability of our Stillwater magnet manufacturing facility to generate revenue and the ability of our planned Blacksburg facility to commence commercial operations on the timing and with the production capacity anticipated or at all; our limited operating history; our ability to commercially extract minerals from the Round Top deposit on our anticipated timeline or at all; differences between planned and actual recovery and yield rates; risks that we may experience delays, unforeseen expenses, increased capital costs, and other complications while developing our projects; our ability to raise necessary capital on acceptable terms or at all; potential dilution to existing stockholders and adverse effect on our stock price if we issue additional common stock or equity-linked securities; the volatility of our stock price; the availability of rare earth oxide, metal feedstock and other materials, utilities (including power and water) and equipment in quantities and prices that allow us to develop and commercially operate our Stillwater facility and other facilities; our ability to meet individual customer specifications and produce a consistently high quality product; potential supply chain, logistics or product delivery disruptions; any delays in obtaining or renewing permits and licenses; any changes in royalty rates or the imposition of new royalties; risks associated with community relations; fluctuations in demand for and prices of neo magnets, rare earth elements and our other products, including without limitation as a result of dumping, predatory pricing and other tactics by our competitors or state actors or the overall competitive environment; our ability to achieve positive cash flow or profitability or the ability to access cash flow within our corporate structure due to restrictions contained in our financing agreements; our ability to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive orders; our dependence, in part, on the growth of existing and emerging uses for neo magnets; the risk that additional manufacturing, refining and mining competitors could result in a reduction in revenue; geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which we operate or sell products or otherwise; our designation on an export control list by China which has had and is expected to continue to have an adverse impact on our ability to source key raw materials and supplies from China; war, terrorism, natural disasters or public health emergencies; our ability to retain or recruit key personnel; environmental, health and safety regulations; the receipt of funding from the U.S. Department of Commerce is subject to the achievement of milestones which may not be achieved on the expected timeline or at all; and our ability to comply with requirements for federal, state and local government incentives and financing.

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and subsequent filings. Any forward-looking statements speak only as of the date of this press release (or such other date as is specified in such statements), and we undertake no obligation to update any forward-looking statements as a result of new information or future events or developments.

Investor Relations Contact

J.B. Lowe, CFA
VP, Head of Investor Relations
ir@USARE.com

Media Relations Contact

Collected Strategies
Dan Moore / Scott Bisang
USAR-CS@collectedstrategies.com

Aura Financial

Michael Oke/ Andy Mills

serraverde@aura-financial.com

+44 207 321 0000